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                                                                    Exhibit 10.1

                       RESIGNATION AND RELEASE AGREEMENT

  This Resignation and Release Agreement ("Agreement") is entered into this 27th day of July, 1999 between Denis E. Springer ("Employee") and The Burlington Northern and Santa Fe Railway Company.

  WHEREAS, Employee desires to settle fully and finally any differences that may have arisen or might arise out of his employment and resignation of service with Burlington Northern Santa Fe Corporation, The Burlington Northern and Santa Fe Railway Company, The Atchison, Topeka and Santa Fe Railway Company or any of their affiliated companies, predecessors or successors (hereinafter collectively referred to as "Company") and his separation therefrom, including his entitlement to severance benefits.

  NOW, THEREFORE, in consideration for the mutual benefits described below, the Company and Employee agree as follows:

  1. Employee resigns effective July 31, 1999, from his position with the Company, and from membership on any and all boards and committees of Burlington Northern Santa Fe Corporation or any of its affiliated companies, and will begin an immediate unpaid leave of absence until February 28, 2001. Employee shall cooperate with the Company and take all steps reasonably deemed necessary to effect the foregoing resignation. During the leave of absence, the Employee will continue to receive Company pension credits but will not be eligible for stock or bonus plan participation, except as described herein. After July 31, 1999, Employee shall not be entitled to any benefits under any benefit plans except as provided in paragraph 2 herein, or pursuant to any vested benefits under any Company sponsored retirement plan.

  2. The Company and Employee agree that Employee shall be entitled to the following benefits:

       (a) Employee is eligible for a total severance amount of $1,913,400, less applicable legal deductions. Of this amount, $1,793,400 will be credited to the BNSF Deferred Compensation Plan (with interest to accrue on the unpaid balance over the payout period based on the rate method currently set forth in such plan) and to be paid out in equal annual installments over a period of ten (10) years, beginning January, 2002. The remaining $120,000.00, minus a deduction for applicable Medicare taxes payable on the entire deferral amount, and subject to all other legal deductions, will be paid to the Employee in equal monthly installments from August 1, 1999 to February 28, 2001.

       (b) All options granted under the Santa Fe Pacific Long Term Incentive Stock Plan and the Burlington Northern Santa Fe 1996 Stock Incentive Plan other than options granted under the Salary Exchange Program are vested upon Employee's termination of employment. Employee will have to the date his leave terminates to exercise all vested stock options in accordance with the applicable plan, but in no event shall the option
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            exercise period extend beyond the original option expiration date set forth in the applicable award agreement and all unexercised options will be cancelled on February 28, 2001.

       (c) All options granted under the Burlington Northern Santa Fe 1999 Stock Incentive Plan other than options granted under the Salary Exchange Program shall be ratably vested based upon the plan and upon Employee's termination date from active employment of July 31, 1999. Employee will have to the date his leave terminates to exercise all vested stock options in accordance with applicable plans, but in no event shall the option exercise period extend beyond the original option expiration date set forth in the applicable award agreement and all unexercised options will be cancelled on February 28, 2001.

       (d) Employee will have to February 28, 2001 to exercise vested options granted through the Salary Exchange Option Program which are exercisable as of July 31, 1999. All other options under the Salary Exchange Program are forfeited.

       (e) The Restricted Stock award granted to Employee on January 18, 1996 shall remain in effect until the end of Employee's leave, which is February 28, 2001, in respect to that one-third portion of the award that was eligible to vest on January 18, 1999; and Employee waives any rights in respect to unvested shares as of February 28, 2001. As of July 31, 1999 Employee waives any rights in respect to that portion of the Restricted Stock Award that was first scheduled to vest on January 18, 2000 and January 18, 2001. Notwithstanding the foregoing, if the first one-third of the January 18, 1996 grant does not vest by February 28, 2001, then Employee shall be eligible for and receive a cash payment equal to the value of the first one-third of the award based upon the Fair Market Value of the stock on the date of the attainment of the price goal as set forth in the BNSF 1996 Stock Incentive Plan if such price goal is attained within the time period established in the award agreement.

       (f) Employee will be placed on an unpaid leave of absence from August 1, 1999 to February 28, 2001, during which period of leave Employee will continue to accrue benefit and vesting service under the BNSF Retirement Plan, to the extent consistent with applicable IRS requirements; provided that in the event of a limitation on benefit service accrual, Employee will be entitled to a lump sum payment equal to the present value of the retirement benefit reduction based upon the actuarial assumptions set forth in the BNSF Retirement Plan.

       (g) Life, accident and group health insurance coverage, substantially similar to those Employee was receiving, shall be provided for a twenty-four (24) month period after termination as an employee. Disability insurance shall be provided until the first day of the month immediately after Employee attains age 55. These benefits shall be reduced to the extent comparable employer provided benefits are actually received, such benefits to be
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            reported by Employee to the Company. Employee shall be eligible for retiree medical and life insurance upon attaining age 55 in accordance with the applicable plan terms.

       (h) Employee is eligible to participate in the BNSF Incentive Compensation Program for the full calendar year of 1999 and shall receive a payment to the extent such a payment is earned by Company performance and other established goals.

       (i)  Employee will be paid for earned but unused 1999 and 2000 vacation.

       (j) Upon request, Employee will receive outplacement assistance for a period of one-year following termination from the Company.

       (k) Employee understands that execution of this Agreement will not deprive him of any existing benefits under the Company's Investment and Retirement Plan, Burlington Northern Santa Fe Supplemental Investment and Retirement Plan, Burlington Northern Santa Fe Retirement Plan and the Burlington Northern Santa Fe Supplemental Retirement Plan where applicable.

  3. Employee agrees not to disclose to or discuss with any person (except as permitted in the next sentence) the substance of this Resignation and Release Agreement, provided that Employee may discuss this agreement with any person where such disclosure is in furtherance of a legitimate business or career objective. The preceding sentence shall not be applicable to disclosure and/or discussion with representatives of the Internal Revenue Service, with immediate family members and with professionals from whom legal, tax and/or financial advice is sought, provided they are instructed to keep the information confidential. Any willful and material breach of this requirement will subject Employee to forfeiture of any remaining outstanding rights under paragraphs 2(b)-2(e) payable hereunder.

  4.  During the term of Employee's leave of absence,

      (a) Employee further agrees that he will not perform, whether as an employee, consultant or advisor, any services for a Class I Railroad unless prior written approval has been obtained from the Chief Legal Officer of the Company, said approval not to be unreasonably withheld.

      (b) Employee further agrees that he shall not without prior approval of the Chief Legal Officer, which approval shall not be unreasonably withheld, hold any position or perform any services for any third party, where such services may conflict with the interests of the Company, in the reasonable judgment of the Chief Legal Officer. It is agreed this paragraph 4(b) will have no application to Employee's rights or benefits under this Agreement unless the interest referred to in the preceding sentence can reasonably be valued at $1 million or more. In the event of a breach of this paragraph 4(b), the Company shall provide the Employee notice of such breach and Employee shall have thirty (30) days during which period his remaining outstanding
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          rights under paragraphs 2(b) through 2(e) under this Agreement shall remain suspended to permit Employee to remedy such breach to the satisfaction of the Company. If such breach is remedied to the reasonable satisfaction of the Company, all such rights that have been suspended shall be reinstated in full.

      (c) Company agrees that any information received from Employee in connection with his seeking approval to perform services for a third party under paragraphs 4(a) and (b) above shall remain strictly confidential and that only employees of the Company directly involved in such approval process on behalf of the Company shall be privy to any such information. Company further agrees that its determinations regarding any such approval shall be made and communicated to Employee as promptly as is reasonably practicable.

      (d) If Employee violates paragraphs (a) or (b) above, then Employee loses the right to exercise any unexercised options under paragraphs 2(b) through 2(d), and any remaining outstanding benefits under 2(e) of this Agreement.

  5. Except as specifically provided in section 2 above, Employee hereby expressly releases and relinquishes unto the Company, all his rights as an employee, effective close of business on July 31, 1999. This relinquishment of all employment rights includes, but is not limited to, seniority in any scheduled employee craft or class, and, except as explicitly provided herein, coverage under any and all employee benefit plans which Employee was eligible to participate in heretofore. Employee hereby releases and discharges the Company, its affiliated corporations, their successors and assigns, and these companies' directors, officers, agents, servants, and their successors and assigns, from any and all liability, causes of action, claims or rights, known or unknown, arising from his employment or his separation from employment with the Company, which Employee, his heirs or assigns, might otherwise claim or assert. Claims which Employee relinquishes under this Resignation and Release Agreement include, but are not limited to, personal injury claims, contract claims, employment claims, labor and labor protection claims, claims arising under federal, state or local common law or statute, including without limitation Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. (S) 2000 et
                                                                          --
seq., the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C.
---
(S) 621 et seq., the Worker Adjustment and Retraining Notification Act or any
        -- ---
collective bargaining agreement, the Americans with Disabilities Act, 42 U.S.C.
(S) 12101 et seq., the Family and Medical Leave Act, 29 U.S.C. (S) 2601 et seq.,
          -- ---                                                        -- ---
The Employee Retirement Income Security Act of 1974, 29 U.S.C. (S) 1001 et seq.,
                                                                        -- ---
and claims arising out of any legal restrictions on the Company's right to terminate its employees.
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  6.  Employee understands and agrees that his employment with the Company has terminated and he will not apply for or otherwise seek re-employment with the Company, or its successors, at any time. The Company shall have the absolute right, without incurring liability of any kind, to refuse to consider Employee for employment and he agrees that he shall not authorize any person or agency to pursue any claim for such refusal of employment.

  7. As further consideration for the covenants set forth above, Employee hereby agrees to make himself reasonably available and to reasonably cooperate with the Company's Law Department and/or any lawyer, law firm, or consultant that the Company designates with respect to any litigation, deposition, hearing, arbitration, or other proceeding where the Company's legal or financial interests are at issue. Employee shall not seek any compensation or fee in excess of the actual and necessary expenses incurred with respect to such testimony or appearance, provided that if the time expended is in excess of three days in a three month period, Employee shall receive a per diem fee based upon his previous base salary, provided that such payments shall not be in conflict with applicable federal, state or local law. Employee further covenants that he will contact the Company's Law Department in the event that there is any subpoena, notice or other instruction directing the Employee to appear in any legal proceeding involving the Company.

  8. To the maximum extent permitted by law, the Company shall indemnify Employee against all expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement actually incurred by him in connection with any claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, to which Employee becomes a party or in which Employee becomes otherwise involved by reason of the fact that Employee was a director, officer, employee or agent of the Company or of any subsidiary or affiliate of the Company. In addition, the Company shall continue to include Employee among those individuals covered by the Company's director and officer liability insurance, as long as such insurance is available and the Company elects to maintain such insurance; provided, however, that the unavailability of such insurance coverage or the Company's discontinuance of such insurance shall in no way limit, reduce or otherwise affect Employee's rights to indemnification by the Company under the first sentence of this paragraph or his indemnification agreement with the Company. This paragraph shall remain in full force and effect indefinitely with respect to any claims based upon events occurring on or prior to July 31, 1999 and with respect to any services provided the Company by Employee under paragraphs 7 and 9.

  9.  In consideration for the benefits provided in this agreement,

      (a) Employee agrees to serve as a consultant to the Company for a period of one-year ending August 1, 2000. Employee agrees to make himself available to the Chief Executive Officer and the Board of Directors (including any committee thereof) of the Company to consult with them and to render such advice and services as may be reasonably required by such individuals; provided that in no event shall Employee be required to consult for more than 45 days during the 12-month term and
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           Employee's obligations under this paragraph shall be limited to the extent necessary to accommodate any other outside employment.

      (b) Employee shall be reimbursed for necessary and reasonable business expenses incurred in connection with the performance of his duties hereunder.

  10. Employee also promises neither to contest the validity of this Resignation and Release Agreement, nor sue Company concerning any claim he may have relating to his employment with Company or the termination of that employment. If Employee should pursue litigation against the Company regarding the validity of this Agreement or in respect to any claims for stock options or restricted stock rights or benefits in addition to those provided under paragraphs 2(b)-2(e), Employee agrees, before filing any suit, to return to Company the value received under paragraphs 2(b) - 2(e) under this Agreement, including any taxes withheld on his behalf, with interest at the post-judgment rate of interest for the state in which his suit was filed, provided that no repayment of benefits shall be required under paragraph 2(e) in respect to any claim under 2(e) for the first one-third of the January 18, 1996 grant if other employees have received a payment under the January 18, 1996 award based upon attainment of the price goals set forth in the award. Employee further agrees that in the event that the Company successfully defends any claims brought by Employee (other than Employee counterclaims in litigation initiated by the Company) he shall pay all Company costs and reasonable attorney's fees incurred in defending against his legal action. The Company further agrees that in the event that the Employee successfully defends any claims brought by the Company (other than counterclaims in litigation initiated by Employee) the Company shall pay all Employee costs and reasonable attorney fees incurred in defending the legal action.

  11. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators in Chicago, Illinois, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

  12. EMPLOYEE ALSO ACKNOWLEDGES THAT HE HAS BEEN GIVEN AT LEAST FORTY-FIVE (45) DAYS TO REVIEW THIS RESIGNATION AND RELEASE AGREEMENT OR EMPLOYEE HAS KNOWINGLY AND VOLUNTARILY AGREED TO WAIVE HIS RIGHT TO THE FULL FORTY-FIVE
  (45) DAYS. EMPLOYEE HAS CAREFULLY READ AND FULLY UNDERSTANDS ALL THE PROVISIONS OF THIS RELEASE INCLUDING THE RELEASE OF ALL CLAIMS AND HAS HAD SUFFICIENT TIME AND OPPORTUNITY TO CONSULT WITH HIS PERSONAL FINANCIAL, TAX, AND LEGAL ADVISORS PRIOR TO EXECUTING THIS AGREEMENT. EMPLOYEE UNDERSTANDS THAT HE MAY REVOKE THIS RELEASE AGREEMENT WITHIN SEVEN (7) DAYS OF EXECUTION AND THAT SUCH REVOCATION MUST BE IN WRITING AND ACCOMPANIED BY ALL SUMS RECEIVED HEREUNDER AND RECEIVED BY THE VICE PRESIDENT-HUMAN RESOURCES BY THE END OF THE SEVEN (7) DAY PERIOD.

  13. If any portion or aspect to any promise, covenant or understanding contained in this Resignation and Release Agreement is or shall become invalid or unenforceable by
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operation of law, such enforceability shall not in any way limit or otherwise affect the validity and enforceability of any promise, covenant, understanding, or any aspect thereof, in this Resignation and Release Agreement which would otherwise be valid and enforceable by itself. The Resignation and Release Agreement and the obligations of the Company will survive the death of the Employee and in the event of Employee's death, all benefits hereunder shall be payable to the trust entitled Denis E. Springer as trustee of the Denis E. Springer Revocable Trust dated 2-14-95.

  14. Employee has read and understands all of the foregoing, and agrees to all the provisions contained herein.

/s/ Denis E. Springer                            XXX-XX-XXXX
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Denis E. Springer                                Employee Social Security Number


/s/ Jeffrey R. Moreland                          July 27, 1999
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Witness                                          Date

THE BURLINGTON NORTHERN AND
SANTA FE RAILWAY COMPANY

/s/ Ricci L. Gardner                             July 27, 1999
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Ricci L. Gardner                                 Date
Vice President Human Resources